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                                                                   EXHIBIT 10.54




                                   L E A S E


                 This Lease is made and entered into as of this 11th day of September, 1996, by and between JOSEPH P. BENNETT, having an address at 23185 South Melrose Drive, Westlake, Ohio 44145 ("Landlord") and TRIO ACQUISITION, INC., a Delaware corporation, having an address at 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069 ("Tenant"). Landlord and Tenant mutually covenant and agree as follows:


                                  ARTICLE I


                                 GRANT AND TERM

        1.1 Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained which are to be performed by Tenant, hereby leases to Tenant, and Tenant hereby leases from Landlord, the real estate and improvements thereon commonly known as 250 Warden Avenue, Elyria, Ohio 44035 (the "Real Estate"), together with the easement created by that certain Easement granted by Robert Glover, Inc. in favor of Landlord, dated December 18, 1963, recorded in Lorain County on January 6, 1964, in Deed Volume 864, Page 513, and known as Recorder's File No. 644175 (the "Easement"), a legal description of the Real Estate and the Easement are attached hereto as Exhibit A and made a part hereof by this reference, together with all rights, privileges and appurtenances thereto (together with the Real Estate and the Easement, collectively hereinafter called the "Demised Premises").

        1.2 Subject to the terms and provisions of Section 1.3 hereof, this Lease shall commence on September 11, 1996 (the "Commencement Date") and terminating on September 30, 2001 (the "Termination Date"), unless sooner terminated or extended as hereinafter provided.

        1.3 This Lease is contingent upon Tenant acquiring the assets of Trio Products, Inc. ("Trio"), and the term hereof shall commence on the date of the closing (the "Closing") of the transaction between Tenant and Trio pursuant to that certain Asset Purchase Agreement dated as of September 11, 1996, by and between Trio, as seller, and Tenant, as buyer (the "Asset Purchase Agreement"). Landlord shall be required to deliver possession of the Demised Premises to Tenant at the Closing.

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        1.4    So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Demised Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

        1.5 So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant shall have the right to renew this Lease for an additional term of five (5) years, upon the same terms and conditions contained herein (except Rent and this renewal option). Rent during such renewal period shall be calculated by multiplying the Rent (as hereinafter defined) by an escalation factor, which escalation factor shall be calculated by subtracting the Revised Consumers Price Index for Urban Wage Earners and Clerical Workers indicated in the column for the City of Cleveland entitled "all items" published by the Bureau of Labor Statistics of the United States Department of Labor for July, 1996 from the same Consumer Price Index for June, 2001. The difference shall be added to or subtracted from, as the case may be, the number one (1), which sum shall be the escalation factor. The new Rent so calculated shall be payable in sixty (60) equal monthly installments. Tenant shall give Landlord notice of its intent to renew at least one hundred and twenty (120) days prior to the expiration of the original term.

                                  ARTICLE II


                                      RENT

        2.1 Tenant shall pay to or upon the order of Landlord as base rent ("Rent") for the term the sum of ONE MILLION TWO HUNDRED EIGHTY-NINE THOUSAND SIX HUNDRED AND NO/100 DOLLARS ($1,289,600.00) (subject to adjustments as provided herein), payable in sixty (60) monthly installments as follows:

               (a) for the period beginning on the Commencement Date and ending on September 30, 1998, the Rent shall be payable in monthly installments of EIGHTEEN THOUSAND SEVEN HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($18,733.33); and

               (b) for the period beginning on October 1, 1998 and ending on September 30, 2001, the Rent shall be payable in monthly installments of TWENTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($23,333.33).




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The first monthly installment, or a prorated portion thereof in the event the
Commencement Date is not on the first of the month, shall be paid to Landlord on the Commencement Date. Thereafter, each monthly installment shall be due and payable on the first day of each successive month during the term.

        2.2 All sums due Landlord hereunder (including Rent and additional rent as herein provided) shall be paid at Landlord's address as first above written, or at such other place as Landlord may designate in writing from time to time. All sums due Landlord shall be paid without deduction, set-off, discount or abatement, except as otherwise provided herein and as permitted pursuant to Section 12.5 of the Asset Purchase Agreement, in lawful money of the United States. Each payment of sums due Landlord which shall not be paid when due shall bear interest, at the rate of twelve percent (12%) per annum, from the due date until the same shall be paid.

        2.3 It is the purpose and intent of the Landlord and Tenant that the Rent (as may be adjusted as provided herein) to be paid to the Landlord by the Tenant be absolutely net to Landlord, so that this Lease shall yield net to Landlord such rent as hereinabove provided, and that all costs, expenses and obligations of every kind or nature whatsoever, relating to the Demised Premises (except as otherwise specifically provided herein), which may arise or become due during the term of this Lease, shall be paid by the Tenant, and that the Landlord shall be indemnified and saved harmless by the Tenant from and against the same. Nothing herein contained shall be deemed to require the Tenant to pay or discharge any liens or mortgages of any character whatever which may be placed upon the Demised Premises by the affirmative act of the Landlord.

        2.4    No security deposit shall be required of Tenant.

                                 ARTICLE III


                            IMPROVEMENTS; EQUIPMENT

        3.1 Landlord hereby acknowledges that Tenant has title to all machinery, equipment and trade fixtures on the Demised Premises and Tenant shall have the right to remove such items prior to the expiration of the term of this Lease or any renewal thereof, or within one month after an early termination of the Lease resulting from Tenant's default or a condemnation of the Demised Premises. The period of removal shall be extended for delays caused without fault or neglect on the part of Tenant such as acts of God, strikes, lockouts or





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other conditions beyond the control of Tenant.  In the event Tenant does not remove such items as aforesaid, the machinery, equipment and trade fixtures shall become the property of Landlord without payment of any consideration to Tenant.

        3.2 Tenant shall retain title to all machinery, equipment and trade fixtures which it places on the Demised Premises and shall have the right to remove such items on the basis indicated in Section 3.1 hereof.

        3.3 Landlord and Tenant acknowledge that Tenant will install additional manufacturing equipment in the Demised Premises during the term, and that the present electrical supply to the Demised Premises may be inadequate to meet Tenant's needs. Landlord shall arrange for the provision of electrical service to the Demised Premises in the amount of 4,500 amps. Tenant shall be responsible for the cost of the acquisition and installation of all wiring and other equipment to carry the electricity from the output transformers to the plant on the Demised Premises and connecting it with Tenant's equipment. In the event the installation of the new transformer(s) enables Landlord to remove and sell old transformers presently on the Demised Premises, Landlord shall have the right to do so, with no claim to the proceeds by Tenant. Landlord and Tenant acknowledge that it may take several months to obtain and install the equipment described in this Section 3.3, and that the equipment will not be available for Tenant's use at the commencement of the term of this Lease. Notwithstanding the foregoing, Landlord shall endeavor to provide such equipment with reasonable diligence, and in any event shall ensure such equipment is fully installed by no later than January 11, 1997.

                                  ARTICLE IV


                                PAYMENT OF TAXES

        4.1 Tenant shall pay, before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all taxes, assessments, water and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, licenses and permit fees and other governmental charges applicable to the Demised Premises during the term hereof (all of which are sometimes collectively referred to herein as the "Impositions"), which, for any time during the term of this Lease may be assessed, levied, confirmed, imposed upon, or become due and payable out of, or in respect of, or become a lien on, the Demised Premises or any improvements thereon, or any part thereof or any appurtenance thereto.





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        4.2    If any Impositions paid by Tenant shall cover any period of time prior to or after the expiration of the term hereof, Tenant's share of such Impositions shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required. Landlord and Tenant agree to divide ratably any special assessments or installments of special assessments paid by Tenant, which division shall reflect the unexpired term of the Lease and the period during which any improvement or item for which a special assessment is imposed may be expected to benefit the Demised Premises. In addition, nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Land- lord, municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation or other franchise taxes imposed upon any owner of the fee of the Demised Premises; provided, however, that, if at any time during the term of this Lease, the methods of taxation prevailing at the commencement of the term hereof shall be altered so as to cause the whole or any part of taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon to be levied, assessed and imposed, wholly or partially as a capital levy, or otherwise, on the rents received therefrom, or if any tax, corporation franchise tax, assessment, levy (including, but not limited to any municipal, state or federal levy), imposition or charge, or any part there- of, shall be measured by or based in whole or in part upon the Demised Premises and shall be imposed upon Landlord, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be paid and discharged by Tenant.

        4.3 The parties understand and agree that the Tenant shall pay the taxes and other charges as enumerated in this Article IV of the Lease at the place at which tax payments are required to be made, each such payment of taxes to be made at least ten days before the said tax itself would become delinquent in accordance with the law then in force governing the payment of such tax or taxes, and shall, upon request, promptly deliver official receipts evidencing payments to Landlord.

        4.4 Tenant shall have the right at its own expense to contest the amount or validity of any tax or tax claim by appropriate proceedings diligently conducted in good faith, but only after payment of such tax unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event payment of such tax shall be postponed if and only so long as:





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               (a)    neither the Demised Premises nor any part thereof would
by reason of such postponement be, in Landlord's reasonable judgment, in danger of being forfeited or lost; and

               (b) Landlord shall not in its reasonable judgment be in danger of being subject to criminal liability or penalty by reason of such postponement.

Any such contest may be made in the name of Landlord or Tenant or both as Tenant shall determine, and Landlord agrees to cooperate reasonably with Tenant in any such contest but without expense to Landlord. If, during the pendency of such contest, Landlord in the exercise of its reasonable judgment shall determine and shall notify Tenant of its determination that either condition
(a) or (b) of this Section 4.4 is no longer satisfied, Tenant shall immediately terminate such contest and pay such tax and any costs, fees (including attorneys' fees) and other liabilities accruing in such proceedings. If no default exists upon conclusion of any contested proceedings, Tenant shall be authorized to collect any refund obtained in such contest.

        4.5 In the event Tenant shall fail, refuse or neglect to make any of the payments in this Article IV required, then Landlord may, at its option, pay the same, and the amount or amounts of money so paid shall be repaid by Tenant to Landlord, upon demand of Landlord, and the payment thereof may be collected or enforced by Landlord in the same manner as though said amount were an installment of Rent specifically required by the terms of the Lease to be paid by Tenant to Landlord.


                                  ARTICLE V


                                PURPOSE AND USE

        5.1 Tenant may use and occupy the Demised Premises for the conduct of its business, including, without limitation, the following:

               (a) Manufacturing, assembling, testing and selling its plastic and related products;


               (b)    Warehousing and shipping; and





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               (c)    Offices.

        5.2 Tenant shall not use or occupy the Demised Premises, or permit the Demised Premises to be used or occupied, contrary in any material respects to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would materially violate any certificate of occupancy affecting the same, or which would cause structural injury to the buildings, structures and improvements, or cause the value or usefulness of the Demised Premises, or any part thereof, to diminish, or would constitute a public or private nuisance or waste.


                                  ARTICLE VI


                             MAINTENANCE AND REPAIR

        6.1 Except as set forth in Section 6.2 hereof, Tenant shall take good care of the Demised Premises and shall keep them in the same condition and state of repair, ordinary wear and tear excepted, as existed at the time Tenant received possession. All repairs made by the Tenant shall be equal in quality and class to the original work.

        6.2 Landlord shall repair and maintain and, where appropriate, replace, at Landlord's sole cost and expense, all structural elements, including without limitation the roof, of the Demised Premises in good condition and repair, except if any such maintenance, repair or replacement is due to damage caused by Tenant.

        6.3 The necessity for and adequacy of repairs to any structures and improvements pursuant to this Article VI shall be measured by the standard which is appropriate for buildings, structures and improvements of similar construction and class.

        6.4 Although Landlord shall have no obligation by reason of this Lease to make repairs of any kind other than as set forth in Section 6.2 hereof, Landlord may elect to make necessary repairs which Tenant fails to make and the cost of such repairs shall be additional rent which shall be immediately due and owing under this Lease.





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        6.5    Landlord and Tenant acknowledge that a new roof is required for the Demised Premises, the approximate cost of which is Two Hundred Nineteen Thousand Dollars ($219,000), the replacement of which Landlord has committed. Notwithstanding the provisions contained in Section 6.2 hereof, Tenant shall participate in the cost of such replacement by paying Landlord the sum of One Hundred Nine Thousand Five Hundred Dollars ($109,500) at the Closing by wire transfer of immediately available funds. Landlord shall obtain a 10 year warranty on such replacement roof, assignable to any subsequent owner of the Demised Premises, and shall cooperate with Tenant in pursuing any claim under such warranty or, if required, making a claim under such warranty on Tenant's behalf.


                                 ARTICLE VII


                            TITLE; MECHANICS' LIENS

        7.1 Tenant shall not permit or suffer to be filed or claimed against the interest of Landlord in the Demised Premises during the term of this Lease any lien or claim of any kind for services or materials furnished in connection with any improvement of the Demised Premises, and if such lien be claimed or filed it shall be the duty of Tenant, within thirty (30) days after Tenant receives notice that a claim has been filed, or within thirty (30) days after Landlord has been given written notice of such claim and has transmitted written notice of the receipt of such claim to Tenant (whichever thirty-day period expires earlier) to cause the Demised Premises to be released from such claim, either by payment or by the posting of bond or by the payment into court of the amount necessary to relieve and release the Demised Premises from such claim or in any other manner which, as a matter of law, will result within the said period of thirty (30) days, in releasing Landlord and the title of Landlord from such claim.

        7.2 In consideration of Tenant's option to purchase and right of first refusal hereunder, Landlord shall not enter into any agreements, easements, covenants, conditions or other restrictions that might affect title to the Demised Premises without Tenant's prior written approval. Notwithstanding the foregoing, Landlord shall have the right after the Commencement Date and prior to Tenant's election to purchase the Demised Premises pursuant to Section 14.2 hereof or to exercise its right of first refusal pursuant to Article XV hereof, to grant a mortgage on Landlord's fee interest in the Demised Premises. In the event Tenant purchase the Demised Premises in accordance with either Article





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XIV or XV, Landlord shall be required to pay or discharge any liens or mortgages of any character whatever which may be placed upon the Demised Premises by the affirmative act of the Landlord.


                                 ARTICLE VIII


                          INDEMNIFICATION OF LANDLORD

        8.1 Tenant will protect, indemnify and save Landlord harmless from and against all liabilities, obliga- tions, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Demised Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways, (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, or (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Demised Premises or any part thereof. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant shall, at Tenant's expense, resist and defend such action, suit or proceeding. This indemnity shall not apply to any liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses resulting from the actions or omissions of Landlord, its employees or agents.


                                  ARTICLE IX


                                   INSURANCE

        9.1 During the term of this Lease, as additional rent for the Demised Premises, Tenant shall procure and maintain insurance, at its own cost and expense, insuring:

               (a) The buildings, structures and improvements at any time situated upon the Demised Premises against loss or damage by fire, explosion, sprinkler leakage, windstorm, malicious mischief, vandalism, and all other normally insurable casualties insured by a full and complete extended coverage endorsement of not less than 100% of the full replacement value of such build-





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ings, structures and improvements, with all proceeds of insurance to be payable to Landlord and Tenant; and

               (b) Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $1,000,000; for injury to or death of more than one person in any one accident to the limit of $1,000,000; and for damage to property in an amount of not less than $1,000,000 made by, or on behalf of, any person or persons, firm or corporation, arising from, related to or connected with the Demised Premises.

        9.2 The aforesaid insurance shall be in companies satisfactory to Landlord and Tenant. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days' prior written notice to Landlord, and Landlord shall be named as an additional insured. The original insurance policies (or certificates thereof satisfactory to Landlord), together with satisfactory evidence of payment of the premiums thereon, shall upon written request be deposited with Landlord at the commencement of the Lease.
If Tenant fails to obtain the aforesaid insurance, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay to Landlord the premium cost thereof upon demand as additional rent hereunder.

        9.3 Whenever any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Demised Premises, and such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof; provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (however, in the case of increased cost the other party shall have the right, within thirty (30) days following written notice, to pay the increased cost thereupon keeping such release and waiver in full force and effect).

        9.4 In the event of damage to or destruction of an immaterial part of the buildings, structures or improvements located on the Demised Premises by fire, windstorm, or other casualty, Landlord shall cause the Demised Premises to be repaired, restored or rebuilt will all reasonable dispatch. Any insurance pro-





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ceeds covering such casualty shall be made available to Landlord for such repair or restoration.

        9.5 In the event of damage to or destruction of a material part, as determined by Tenant in its reasonable discretion, or all of the buildings, structures or improvements located on the Demised Premises by fire, windstorm, or other casualty, Tenant shall have the option to either (i) terminate the Lease, in which event insurance proceeds covering such casualty (excluding insurance proceeds covering Tenant's machinery, equipment, trade fixtures and personal property or as part of the recovery under a general casualty policy where a specific portion of such proceeds is allocable to such property of Tenant) shall be paid to Landlord, or (ii) elect to have the sum of insurance proceeds covering such casualty made available for the reconstruction or repair of any building, structure or improvement so damaged or destroyed, and for the repair or replacement of any machinery, equipment, and trade fixtures owned by Tenant; provided, however, that if the amount of proceeds shall be insufficient for the reconstruction or repair and refurnishing of any building or structure damaged or destroyed, as aforesaid, then Tenant shall not be responsible for the amount of the deficiency.


                                  ARTICLE X


                                  ASSIGNMENT;
                              LEASEHOLD MORTGAGES

        10.1 Except as otherwise permitted in this Article X, this Lease shall not be assigned by Tenant unless Landlord shall have consented thereto in writing, which consent shall not be unreasonably withheld.

        10.2 At any time and from time to time, Tenant may, without Landlord's consent, assign this Lease to a direct or indirect wholly-owned subsidiary of IPC, Inc.

        10.3 At any time and from time to time, Tenant may freely mortgage, pledge or otherwise encumber its interest in the Demised Premises. Any such mortgage, pledge or other encumbrance shall be referred to as a "Leasehold Mortgage," which Leasehold Mortgage shall at no time be a lien on the Landlord's interest in the Demised Premises.





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        10.4    The holder of any Leasehold Mortgage may give written notice to
Landlord, specifying the name and address of the mortgagee under such Leasehold Mortgage (the "Leasehold Mortgagee") and attaching thereto a true and complete copy of such Leasehold Mortgage, and if such notice shall be given, thereafter Landlord shall give to such Leasehold Mortgagee notice of any and all defaults and nonperformance hereunder not later than the first to occur of (i) the time such notice is given to Tenant and (ii) the time of the declaration of any default, or the exercise of any remedy hereunder, addressed to such Leasehold Mortgagee at its address last furnished to Landlord in writing. No such notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been delivered to such Leasehold Mortgagee of which Landlord has been notified in accordance with the provisions of this
Section 10.4 in accordance with the terms of Section 18.2 hereof. Such Leasehold Mortgagee, after service of a further notice from Landlord to Leasehold Mortgagee that Tenant's applicable cure period has expired (the "Landlord's Notice"), shall thereupon have a period of forty-five (45) days from Leasehold Mortgagee's receipt of the Landlord's Notice for remedying the default or causing the same to be remedied. Such Leasehold Mortgagee, in case Tenant shall be in default hereunder, shall within the period and otherwise as herein provided, have the right to remedy such default, or cause the same to be remedied. Landlord will accept performance by any such Leasehold Mortgagee within the aforesaid period of any covenant, condition, or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant. Landlord will not exercise any right or remedy with respect to any default in respect of the performance of work required to be performed, or acts to be done, or conditions to be remedied so long as such Leasehold Mortgagee shall, in good faith, have commenced promptly to rectify the same and shall thereafter prosecute the same to completion with diligence and continuity; provided, however, that all such defaults are cured within forty-five (45) days from the date of Landlord's Notice or, if such non-monetary default is not reasonably curable within such forty-five day period, the Leasehold Mortgagee commences a cure within forty-five (45) days of the date of Landlord's Notice and the Leasehold Mortgagee completes such cure within one hundred eighty (180) days after such date. Notwithstanding the foregoing, the period of time given to the Leasehold Mortgagee to cure any default by Tenant which reasonably requires that said Leasehold Mortgagee be in possession of the Demised Premises to do so, shall be deemed extended to include the period of time reasonably required by said Leasehold Mortgagee to obtain such possession (by foreclosure or otherwise) with due diligence. No Leasehold Mortgagee shall become liable under the provisions of this Lease unless and until such time as it becomes the owner of the leasehold





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estate covered by its mortgage, and then only for obligations arising during the time it is the owner of such leasehold estate; provided, however, that, the preceding portion of this sentence shall not limit or restrict in any way Landlord's authority to terminate this Lease, as against any Leasehold Mortgagee (subject to the provisions of this Section 10.4) if any default hereunder (including, without limitation, any default in the payment of Rent) has not been completely cured. From and after receiving notice from Tenant or any Leasehold Mortgagee as to the existence of a Leasehold Mortgage as provided for in the first sentence of this Section 10.4, and if the Leasehold Mortgage expressly so requires that Landlord so agree, Landlord will not cancel, surrender, modify or amend the terms, covenants and conditions of this Lease without the prior written consent of the Leasehold Mortgagee, such consent not to be unreasonably withheld.

        10.5 In case of termination of this Lease by reason of an event of default hereunder, Landlord shall give notice thereof simultaneously to each Leasehold Mortgagee who shall be entitled to receive notices of default as provided in Section 10.4 hereof, which notice shall be addressed to each Leasehold Mortgagee at the address last furnished to Landlord in writing as above provided. Provided that the Lease was terminated as the result of an event of default which was personal to Tenant and therefore not curable by the Leasehold Mortgagee, if any of such Leasehold Mortgagees notifies Landlord in writing, within thirty (30) days after the giving of such notice of termination by Landlord as aforesaid, that it desires to enter into a new lease, Landlord shall execute and deliver such new lease to the holder or holders of the First Leasehold Mortgagee (as hereinafter defined) who timely requested such a new lease in respect of the Demised Premises or leasehold estate which shall have been covered by the lien of the mortgage held by such Leasehold Mortgagee, for the remainder of the term of this Lease, at the Rent and other charges herein reserved and upon the covenants, conditions, limitations and agreements herein contained, provided that such Leasehold Mortgagee shall have paid to Landlord all Rent and other charges due under this Lease and shall have paid to the appropriate authority any other charges to be paid by Tenant hereunder, up to and including the date of the commencement of the term of such new lease. The term "First Leasehold Mortgagee" as used in this Lease shall mean that Leasehold Mortgagee or Leasehold Mortgagees holding the most senior lien on the interest of Tenant under this Lease or any portion thereof, as consolidated, renewed, extended, modified or replaced from time to time. In the event the First Leasehold Mortgagee fails to notify Landlord of its election to enter into a lease within such thirty-day period, Landlord shall enter into such lease with any other Leasehold Mortgagee who so elects by written notice delivered within such thirty-day period to Landlord to





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enter into a new lease with Landlord, in the order of priority of the Leasehold
Mortgagees, or as the other Leasehold Mortgagees may agree. Nothing herein contained shall be deemed to impose any obligation on the part of Landlord to deliver physical possession of the Demised Premises or any part thereof to such Leasehold Mortgagee, provided, however, that Landlord shall cooperate with such Leasehold Mortgagee (by joining as a party in any appropriate action or proceeding, or otherwise) at the sole cost and expense of such Leasehold Mortgagee, and at no cost, expense or liability to Landlord, for the purpose of enabling such Leasehold Mortgagee to obtain such possession of the Demised Premises. The Leasehold Mortgagee shall not be required to cure any event of default which is exclusively personal to Tenant and which therefore no Leasehold Mortgagee has the power to cure (such as, for example, the bankruptcy of the Tenant), as a prerequisite to the exercise of the rights granted to such Leasehold Mortgagee by the provisions of this Section 10.5. Except as aforesaid, such Leasehold Mortgagee shall remedy all other events of default hereunder. Any such new lease and the leasehold estate thereby created shall continue to maintain the same priority as the within Lease with regard to any mortgage on the Demised Premises or any part thereof or any other lien, charge or encumbrance thereon caused or made by Landlord whether or not the same shall then be in existence. The provisions of the preceding sentence are intended to be self-executing, and Landlord shall not be obligated to expend any funds or take any other action (other than to execute any documents reasonably required by any title company, at no expense to Landlord) to accomplish or obtain such priority for any such new lease or leasehold estate.

        10.6 Landlord agrees to enter into any amendments of this Lease as may be reasonably required at any time by any Leasehold Mortgagee, except any amendment which in Landlord's reasonable judgment diminishes in any respect any rights of, increases any obligations of or adversely affects Landlord hereunder; any costs incurred in connection with such an amendment shall be borne by Tenant.

        10.7 Notwithstanding the provisions of this Article X, any Leasehold Mortgagee may foreclose on its mortgage or accept a deed in lieu of foreclosure without the necessity of complying with the provisions of Sections 10.1 and 10.2, provided, however, that, following any such foreclosure or acceptance of a deed in lieu of foreclosure, the Demised Premises may be used only for the use and purposes set forth in Section 5.1 hereof, and for no other purpose without the written consent of the Landlord.

        10.8 Each party hereby covenants and agrees with the other that it shall, within fifteen (15) days after written notice shall have been given by the other requiring a statement of the status of the Lease, give such statement in writing indicating whether the Lease is in good standing, and if it is not, the particulars in which it is not, and failure within said period of fifteen
(15) days to give such written reply shall constitute a representation that the Lease is in good standing, upon which representation any person, after the expiration of said fifteen (15) days, may rely as being true and correct.

        10.9 If Tenant's interest in and to this Lease is assigned with Landlord's consent, Tenant's liability for the performance of the covenants and agreements contained herein to be performed by Tenant shall cease and determine simultaneously with such an assignment, provided that the successor tenant, in each instance, assumes in writing all of the covenants and agreements to be kept and performed by Tenant and an executed copy of such assumption is delivered to Landlord and provided further that, at the time of such an assignment of Tenant's interest, all of the covenants and agreements to be kept and performed by Tenant were as of that date kept and performed.

        10.10 Upon the written consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall have the right to sublet all or any portion of the Demised Premises for any lawful purpose and for purposes not in contravention of zoning regulations or of any conditions, covenants, easements, or reservations of record affecting the Demised Premises. Tenant shall at all times, notwithstanding any such subletting, remain directly and primarily liable to Landlord for the full and faithful performance of all of the terms and provisions thereof.


                                  ARTICLE XI


                                  CONDEMNATION

        11.1 If the whole of the Demised Premises, or so much thereof, including however, a portion of the build- ings, structures and improvements, shall be taken or condemned for a public or quasi-public use or purpose by any competent authority, and as a result thereof the balance of the Demised Premises cannot in the judgment of Tenant be used for the same purpose as expressed in Section 5.1 hereof, then, and in either of such events, the term of this Lease shall terminate when possession of the Demised Premises shall be so taken and surrendered, and any award, compensation or damages shall be paid to and be the sole property of Landlord (except for that portion allocable to Tenant's machinery, equipment, trade fixtures and personalty).

        11.2 If a material part of the Demised Premises shall be so taken or condemned, as determined by Tenant in its reasonable discretion, Tenant shall have the option to terminate this Lease. If as a result of such partial condemnation, Tenant determines, in its reasonable discretion, that the balance of the Demised Premises can be used by Tenant for the same purpose as expressed in Section 5.1 hereof, then Tenant shall be entitled to have the Rent adjusted to reflect limitations in space available for Tenant's use and Landlord shall be entitled to retain the entire award; provided, however, that Landlord shall repair and restore the Demised Premises and all buildings, structures and improvements thereon to a complete architectural unit.


                                 ARTICLE XII


                              DEFAULT AND REMEDIES

        12.1 Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein:

                (a) Tenant shall fail to make any payment of rent required to be made by Tenant hereunder when due as herein provided, and such failure shall continue for ten (10) days after notice thereof in writing to Tenant; or

                (b) Tenant shall fail to comply with any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such failure shall continue for thirty (30) days after notice thereof in writing to Tenant; or

                (c)    The filing or execution or occurrence of:

                           (i)    a petition in bankruptcy by or against Tenant;

                          (ii) a petition or answer by or against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of any bankruptcy act;

                          (iii) adjudication of Tenant as a bankrupt or insolvent, either in the bankruptcy or equity sense;

                           (iv) an assignment by Tenant for the benefit of creditors;

                            (v) a petition or other proceeding by or against Tenant for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of Tenant with respect to the Demised Premises or with respect to all or substantially all of Tenant's property; or

                           (vi) a petition or other proceeding by or against Tenant for its dissolution or liquidation, or the taking of Tenant's property by any governmental authority in connection with dissolution or liquidation;

and in the case of petitions filed against Tenant under (i), (ii), (v) or (vi), the nondismissal of such petition within forty-five (45) days after the filing thereof; or

                (d) the entry of any order, judgment or decree by any court of competent jurisdiction granting any prayer or demand contained in any petition under Sections 12.1(d) (i), (ii), (v) or (vi); or

                (e) the taking by any person of Tenant's interest in this Lease upon execution, attachment or other process of law or equity.

Upon the occurrence of any one or more of such events of default, it shall be lawful for Landlord, at its election, to declare the said term ended, and either with or without process of law, to re-enter and to expel, remove and put out Tenant and all persons occupying the Demised Premises under Tenant, using such force as may be necessary in so doing. If default shall be made in any covenant and agreement herein contained to be kept, observed and performed by Tenant, other than the payment of rent as herein provided, which cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant, prior to the expiration of thirty (30) days from and after the giving of such notice, commences to eliminate the cause of such default, proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, then Landlord shall not have the right to declare the said term ended and enforce all of its rights and remedies hereunder for any default not so cured.

        12.2 The foregoing provisions for the termination of this Lease for any default in any of its covenants shall not operate to exclude or suspend any other remedy of Landlord for breach of any of said covenants or for the recovery of rent or any advance of Landlord made thereon, and, in the event of the termination of this Lease as aforesaid, Tenant agrees to indemnify and save harmless Landlord from any loss arising from such termination and reentry.

        12.3 No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.

        12.4 No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

        12.5 Neither the rights herein given to receive, collect, sue for or distrain for any rent or rents, monies or payments, or to enforce the covenants and agreements of this Lease, or to prevent the breach or non-observance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair or toll the right or power of Landlord to declare the term of this Lease hereby granted ended, and to terminate this Lease as provided for herein because of any default in or breach of the covenants and agreements of this Lease.

        12.6 Nothing contained in this Article XII shall limit or restrict the right of Tenant under Article III to remove its improvements from the Demised Premises.


                                 ARTICLE XIII


                              MODIFICATIONS; SIGNS

        13.1 Tenant, at its own expense, may make, without Landlord's consent, any alteration, modification or rearrangement (collectively referred to below as "modifications"), of the Demised Premises, not affecting the structural integrity of the building. Upon termination or expiration of this Lease, the Demised Premises, as regards nonstructural modifications, shall be returned to its original condition, less ordinary wear and tear.

        13.2 Modifications affecting the structural integrity of the building may not be made by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant desires to make such a modification, notice of this type of proposed action shall be delivered to the Landlord at least sixty (60) days prior to the contemplated commencement of such action. Within forty-five (45) days of receipt by Landlord of the aforesaid notice from Tenant, Landlord shall by written notice to Tenant state whether Landlord desires that the Demised Premises, in regard to the contemplated structural modification, be returned to its original condition, less ordinary wear and tear, upon termination or expiration of the Lease. If such notice from Landlord is received by Tenant within the time prescribed, Tenant shall, at the termination or expiration of the Lease, return the Demised Premises, in regard to that particular modification, to the original condition, less ordinary wear and tear. In all events, Tenant shall have the right to remove any structural modification as it sees fit, always returning the Demised Premises to the condition prior to installation of such modification.

        13.3 Tenant shall keep the Demised Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.

        13.4 In addition to the possible installation of modifications and removal thereof by Tenant, it is agreed that all personal property, mechanical tools, trade fixtures and like items may be installed and removed as Tenant sees fit, always returning the Demised Premises to the condition prior to installation of such property, tools, trade fixtures or like items.

        13.5 Tenant, at its sole cost, may place signs on the Demised Premises, provided, however, that such signs shall be of a size and in such design as shall be approved by Landlord whose consent shall not be unreasonably withheld or delayed. Tenant, at its sole cost, shall obtain such permits and approvals as may be necessary from any governmental bodies.

                                 ARTICLE XIV


                               OPTION TO PURCHASE

        14.1 Upon written notice from Tenant to Landlord at any time during the term of this Lease (including any renewal period) and so long as Tenant is not in default hereunder, Landlord shall enter into a Purchase Agreement with Tenant, substantially in the form of Exhibit B attached hereto and made a part hereof, for the sale of the Demised Premises to Tenant at a price to be determined in accordance with this Article XIV.

        14.2 Upon delivery of notice by Tenant to Landlord of its election to purchase the Demised Premises in accordance with Section 14.1 hereof, Landlord and Tenant shall attempt in good faith to agree upon a fair market value for the Demised Premises. If agreement is not reached within thirty (30) days, the parties shall proceed with the following appraisal process to determined the purchase price of the Demised Premises. Landlord and Tenant shall jointly obtain an appraisal of the Demised Premises (the "Appraisal") in the manner set forth below and which shall be delivered to both Landlord and Tenant on a date (the "Appraisal Delivery Date") no later than two months after Tenant's delivery of its notice to Landlord pursuant to Section 14.1 hereof:

                (a) The fair market value of the Demised Premises as of the Appraisal Delivery Date shall be determined by a board (the "Board") of three disinterested licensed real estate appraisers, who are members of the American Institute of Real Estate Appraisers, each with at least ten (10) years' experience in the valuation of similar properties in the metropolitan area of Lorain County, Ohio. Landlord and Tenant shall each select an appraiser and those two appraisers shall jointly select the third appraiser. The Board shall make an independent investigation and shall hold a hearing at which both Landlord and Tenant shall have a right to be heard. The Board shall then submit to the parties its determination of the fair market value of the Demised Premises which shall be a final, unappealable decision.

                (b) The fees of the individual members of the Board shall be shared equally by Landlord and Tenant, and all costs incurred in connection with the determination of the fair market value of the Demised Premises shall be divided equally between Landlord and Tenant.

        14.3 Any transferee of Landlord shall take any interest in the Demised Premises subject to this purchase option; and Tenant shall not be required to obtain the appointment of any guardian or other type of personal representative to protect the interest of any owner in the proceedings before the Board, it being agreed that the function of the Board is to make an independent and impartial investigation and determination after hearing any party in interest that desires to present testimony before it. The Board shall not be bound by rules of evidence in conducting its hearings and, except for abuse of discretion or irregularity of proceedings, its decision shall not be appealable.


                                  ARTICLE XV


                             RIGHT OF FIRST REFUSAL

        15.1 If Landlord receives a bona fide offer to purchase all or any portion of the fee title of the Demised Premises from an unaffiliated third party, any contract that may be entered into between Landlord and such bona fide purchaser shall provide that the sale of the fee shall be subject to Tenant's right of first refusal as set forth hereafter; such sale shall be subject to this Lease and shall be so affirmed by the purchaser. In the event that Landlord receives a written offer or executes a contract as above set forth, Tenant shall have the option, to be exercised within sixty (60) days after receipt by Tenant of written notice of the terms of such offer, to enter into a contract with Landlord, and Landlord agrees to enter into such contract with Tenant, on the same terms and conditions as said offer to purchase. Notwithstanding anything in this Lease to the contrary, Landlord shall not entertain or consider any offers from any other party to purchase the Demised Premises during the last year of the term hereof.

        15.2 Landlord shall submit a duplicate original of the executed contract embodying all of the terms and conditions of said executed contract to Tenant for such purpose. If, after the receipt of such notice, Tenant fails to exercise its option by signing and returning within the sixty-day period a copy of said contract to Landlord together with the down payment therein provided, Landlord shall have the right to conclude the proposed sale on the same terms, and no other, as in the offer or contract originally forwarded to Tenant. Notwithstanding Tenant's failure to exercise such option, Tenant's option shall remain in force and be binding on any subsequent owner of owners of the Demised Premises, in connection with any subsequent sale to the same extent as if said subsequent owner or owners were Landlord herein, and said subsequent owner or owners shall be required to do all of the things required of Landlord in this Lease prior to any such sale of the Demised Premises.


                                 ARTICLE XVI


                                   SURRENDER

        16.1 Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Demised Premises, Tenant will at once surrender and deliver up the Demised Premises, together with all improvements thereon which are the property of Landlord, to Landlord in good condition and repair, ordinary wear and tear excepted, subject, however, to the provisions of Article IX hereof.

        16.2 Upon the termination of the Lease by lapse of time, Tenant may remove Tenant's trade fixtures and all of Tenant's personal property and equipment; provided, however, that Tenant shall repair any injury or damage which may result from such removals.

        16.3 Any holding over by Tenant of the Demised Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only at a monthly rental of One Hundred Fifty percent (150%) of the rate of rent (as adjusted pursuant to Article II hereof) payable hereunder for the Lease term.


                                 ARTICLE XVII


                              COMPLIANCE WITH LAW;
                             ENVIRONMENTAL CONCERNS

        17.1 Tenant shall comply in all material respects with all laws, ordinances, and regulations of duly constituted public authorities now or hereafter in any manner materially affecting the Demised Premises and the use and occupation thereof. Tenant shall have the right in its name or (wherever necessary) Landlord's name, to contest the validity or enforcement of any law, ordinance, order, regulation, or requirement affecting the Demised Premises or the operation thereof and may defer compliance therewith provided that: (i) Tenant shall diligently prosecute such contest to binding settlement, or final determination by, the court department, or governmental authority or body having jurisdiction in the matter; and (ii) Tenant shall save and hold Landlord harmless against violation by Tenant of any such law, order, ordinance, rule, or regulation.

        17.2 Landlord shall cooperate with Tenant and execute any documents or pleadings required for such purpose, and Tenant agrees to save and hold Landlord harmless against any liability, claim, or expense in connection therewith.

        17.3 As used herein, the term "Hazardous Material" means any hazardous, toxic or dangerous waste, sub- stance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

        17.4 Tenant shall pay, protect, indemnify and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including without limitation reasonable attorneys' fees and expenses), causes of action, suits, claims, demands, fines or judgments of any and every nature whatsoever (collectively, "Indemnifiable Damages") arising from or in any way relating to Tenant's use of the Demised Premises (or use by any person claiming under Tenant) from and after the commencement of the term hereof through the expiration or earlier termination of this Lease. Without limiting the foregoing, Tenant agrees, to the maximum extent permitted by law, to indemnify, defend and save Landlord harmless from and against any and all Indemnifiable Damages which (i) are asserted against Landlord by any person or entity or incurred by Landlord by reason of the application to the Demised Premises of statutes imposing liability or standards of conduct concerning Hazardous Materials, provided that the Indemnifiable Damages result during the term hereof from any act or failure to act of Tenant or of any person claiming under Tenant or of any customer, employee, agent or invitee of Tenant or any such person, or (ii) result from the presence upon the Demised Premises of or the release from the Demised Premises, during the term hereof, of any Hazardous Materials, or (iii) result from the failure of Tenant to obtain all necessary permits, registrations or authorizations for the use or operation of the Demised Premises as required under the provisions of any such statute. The foregoing indemnification shall apply regardless of whether such Indemnifiable Damages are founded upon municipal, state or federal common, regulatory, statutory or equitable laws, rules or principles and the term "statute" as used herein shall be deemed to include all such laws, rules and principles. Indemnifiable Damages shall exclude any and all and all liabilities, losses, damages, costs, expenses (including without limitation attorneys' fees and expenses), causes of action, suits, claims, demands, fines or judgments of any and every nature whatsoever arising out of or relating to violations, alleged violations, matters or circumstances existing prior to the commencement of this Lease, or arising out of or relating to violations, alleged violations, matters or circumstances arising after the term hereof.

        17.5 The obligations of Tenant under Section 17.4 shall survive any termination of this Lease for all events described in Section 17.4 which are proven to occur after the commencement of and prior to the termination of this Lease.


                                ARTICLE XVIII


                                 MISCELLANEOUS

        18.1 None of the covenants and agreements of this Lease to be kept and performed by either party shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party; and no act or acts, omission or omissions or series of acts or omissions, or waiver, acquiescence or forgiveness of Landlord as to any default in or failure of performance, either in whole or in part, by Tenant, or any of the covenants and agreements of this Lease, shall be deemed or construed to be a waiver by Landlord of the right at all times thereafter to insist upon the prompt, full and complete performance by Tenant of each and all the covenants and agreements hereof thereafter to be performed in the same manner and to the same extent as the same are herein covenanted to be performed by Tenant.

        18.2 All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord, at 23185 South Melrose Drive, Westlake, Ohio 44145, Attention:
Joseph P. Bennett, or to such other address as Landlord may theretofore have furnished by written notice to Tenant, and any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if mailed by United States registered mail or certified mail in an envelope properly stamped and addressed to Tenant c/o Ivex Packaging Corporation, 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069, Attention: G. Douglas Patterson, Vice President & General Counsel, or at such other address as Tenant may theretofore have furnished by written notice to Landlord.

        18.3 Landlord may enter the Demised Premises at any time for the purpose of inspecting same, or if making repairs which Tenant may neglect or refuse to make in accordance with the covenants and agreements of this Lease, and also for the purpose of showing the Demised Premises to persons wishing to purchase the same or at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Demised Premises. Tenant shall, within one (1) year prior to the expiration of the Lease term, permit the usual notice of "To Let" or "For Sale" to be placed on the Demised Premises and to remain thereon without molestation.

        18.4 This Lease shall not be recorded, but Landlord and Tenant agree to execute a Memorandum of Lease in the form of Exhibit C attached hereto upon the execution of this Lease, and such memorandum may be recorded with the County Recorder, Lorain County, Ohio, at Tenant's sole cost and expense.

        18.5 Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

        18.6 The parties warrant and represent that there are no real estate brokers involved and that there are no commissions due to anyone arising out of this transaction.

        18.7 Landlord acknowledges that Trio has made certain representations and warranties to and covenants with Tenant under the Asset Purchase Agreement and other agreements executed in connection therewith, including the retention of certain liabilities, the violation or breach of which, or failure to comply with, shall entitle Tenant to set-off payments due Landlord hereunder.

        18.8 Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, of partnership or of joint venture between or among the parties hereto, it being understood and agreed that no provision contained in this Lease, nor any acts of the parties hereto, shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

        18.9 The captions of this Lease are for convenience only and are not to be construed as part of this Lease or as defining or limiting in any way the scope or intent of the provisions hereof.

        18.10 If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        18.11 This Lease shall be construed and enforced in accordance with the laws of the State of Ohio.

        18.12 All of the covenants and agreements contained in this Lease shall extend, inure to and be binding upon the successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority other than the parties hereto, their successors and assigns, any right, claim or privilege by virtue of any covenant and agreement in this Lease contained.

        IN WITNESS WHEREOF, the parties have executed this Lease in duplicate the day and year first above written.


Signed in the                             LANDLORD:
presence of:

                                          _________________________________
Print Name:                               Joseph P. Bennett


_________________________
Print Name:



Signed in the                             TENANT:
presence of:

_________________________                 TRIO ACQUISITION, INC.,
Print Name:                               a Delaware corporation


_________________________                 By:______________________________
Print Name:                               Its:__________ President

                          This instrument prepared by:

                              Yasmina Rahal, Esq.
                      Skadden, Arps, Slate, Meagher & Flom
                             333 West Wacker Drive
                            Chicago, Illinois 60606

STATE OF ___________________
COUNTY OF __________________


                 Before me, a Notary Public in and for said County and State, personally appeared the above-named JOSEPH P. BENNETT, who acknowledged that he did sign the foregoing instrument on his behalf, and that the same is his free act and deed.

                 IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal on this ____ day of September, 1996.



                                        _____________________________________
                                        Notary Public





STATE OF ___________________
COUNTY OF __________________


                 Before me, a Notary Public in and for said County and State, personally appeared the above-named TRIO ACQUISITION, INC., by ________________________, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation, and that the same is the free act and deed of said corporation and his free act and deed individually and as such officer.

                 IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal on this ____ day of September, 1996.



                                        _____________________________________
                                        Notary Public

                                   EXHIBIT A

                               Legal Description

PARCEL NO. 1


        Situated in the City of Elyria, County of Lorain and State of Ohio and further described as follows:

        Beginning at an iron pin on the Northeasterly corner of Warden Avenue and Adams Street as recorded in Volume 9, Page 27 of the Lorain County Record of Plats; thence Easterly along the Northerly line of Warden Avenue a distance of 23 feet to an iron pin which is the principal place of beginning of lands described herein; thence Northerly** a distance of 591.00 feet to an iron pin located on the old City of Elyria Corporation Line, vacated and extended in 1958; thence along the old corporation line in a Westerly direction, a distance of 365 feet to an iron pin on said line; thence*** in a Southerly direction a distance of 591.00 feet to an iron pin on the Northerly line of Warden Avenue; thence along the Northerly line of Warden Avenue a distance of 365 feet to the principal place of beginning, said parcel containing 5.380 acres of land, more or less, and is part of Original Lot 34 West of Black River and part of Garden Acres Allotment as recorded in Volume 9, Page 27 in the Lorain County Record of Plats.*

* The 5.380 Acres of land described herein includes Sublots 1 through 6 in Block 8 & the Westerly 23 feet of Sublot 1 in Block 9 of the Garden Acres Allotment as shown in Vol. 9, Page 27, Lorain County Records of Plats, & 4.22 Acres of Elyria Twp. Orig. Lot 34 West of Black River.

**       Parallel to the Easterly line of Adams Street extended Northerly.

***      Parallel to the Easterly line of premises described herein.

PARCEL NO. 2


        All of the Grantor's right, title and interest in and to a perpetual easement across, on and within the premises described below for the purpose of constructing, using, maintaining and keeping in repair a railroad siding from
B. & O. Railroad line to the above-described Parcel Number 1:

        Being a twenty-five (25) foot wide easement across lands now or formerly owned by Robert Glover, situated in part of Outlot 34 West of Black River, of the Original Elyria Township, now a part of the Northern area of the City of Elyria, bounded on the South by Warden Avenue, on the West by the Baltimore & Ohio Railroad Company's CL & W Branch line railroad, on the North by the Old Corporation Line of the City of Elyria, and on the East by property granted to Joseph P. Bennett in Deed recorded in Volume 864, Page 511 of Lorain County Deed Records.

        Beginning at a point on the center line of the side track easement in the East property line of the said railroad and measured S 14 degrees
32' 30" E three hundred thirty-two and ninety-three hundredths (332.93) feet from the intersection on the Old Corporation Line (being the North line of Robert Glover) with the East property line of the said railroad, thence the easement curves to te right with a center line radius of three hundred fifty-nine and twenty-six hundredths (359.26) feet (a 16 degree railroad calculation curve) for a distance of the five hundred thirteen and forty-three hundredths (513.43) feet to the end of the curve, said curve having a chord bearing of N 48 degrees 48' 32" for a length of four hundred seventy-two and one-tenth (472.10) feet, thence by a line tangent to the curve, parallel and twelve and five-tenths (12.5) feet South of the Old Corporation Line (Glover's North line) N 89 degrees 53' E for a distance of three hundred four and fifteen hundredths (304.15) feet to Joseph P. Bennett's and Robert Glover's property division line, above describing the center line of a twenty-five (25) foot wide easement for a railroad siding containing an area of twenty thousand four hundred forty square feet more or less.

                                   EXHIBIT B

                               Purchase Agreement

                                   EXHIBIT C

                              Memorandum of Lease

                              MEMORANDUM OF LEASE


        THIS MEMORANDUM OF LEASE is made and entered into as of the 11th day of September, 1996, by and between JOSEPH P. BENNETT ("Landlord"), and TRIO ACQUISITION, INC., a Delaware corporation ("Tenant").

                                 BACKGROUND

        A. Landlord and Tenant have heretofore entered into that certain Lease, dated as of September __, 1996 (the "Lease"), whereby Landlord leased to Tenant certain real property and improvements thereon commonly known as 250 Warden Avenue, Elyria, Ohio 44035, together with a certain easement, and all rights, privileges and appurtenances thereto as hereinafter described.

        B. Landlord and Tenant desire to record a Memorandum of Lease as herein set forth for purposes of giving notice of the Lease and certain of its terms and conditions.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, for and in consideration of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, do hereby covenant and agree as follows:

        1.       Landlord:  The Landlord under the Lease is:  JOSEPH P.
BENNETT.

        2. Tenant: The Tenant under the Lease is: TRIO ACQUISITION, INC., a Delaware corporation.

        3. Landlord's Address: Landlord's address is: 23185 South Melrose Drive, Westlake, Ohio 44145.

        4. Tenant's Address: Tenant's address is: c/o Ivex Packaging Corporation, 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069,
Attention:  G. Douglas Patterson, Vice President & General Counsel.

        5. Demised Premises: Landlord has demised and leased to Tenant certain real property and improvements thereon commonly known as 250 Warden Avenue, Elyria, Ohio 44035 (the "Real Estate"), together with the easement created by that certain Easement granted by Robert Glover, Inc. in favor of Landlord, dated December 18, 1963, recorded in Lorain County on January 6, 1964, in Deed Volume 864 Page 513, and known as Recorders's File No. 644175 (the "Easement"), a legal description of the Real Estate and the Easement are attached hereto as Exhibit A and made a part hereof, together with all rights, privileges and appurtenances thereto (together with the Real Estate and the Easement, collectively hereinafter called the "Demised Premises").

        6. Term: The initial term of the Lease commenced on September 11, 1996 and shall continue until September 30, 2001, subject to Tenant's right to renew the term of the Lease for an additional five (5) years.

        7. Purchase Option: Tenant has the right to purchase the Demised Premises at any time during the term of the Lease, as the same may be renewed.

        8. Right of First Refusal: Tenant has the right of first refusal if Landlord receives a bona fide offer to purchase all or any portion of the Demised Premises at any time during the term of the Lease, as the same may be renewed.

        9. Notice: This Memorandum of Lease does not set forth all of the material terms or conditions of the Lease. This Memorandum of Lease is not intended to, and does not and shall not, amend, modify, diminish or affect in any way the Lease or the construction or interpretation thereof or any rights or obligations of any of the parties thereto. The sole purpose of this Memorandum of Lease is to give notice of the Lease and of certain of its terms, covenants and conditions.

        10. Miscellaneous: This Memorandum of Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease in duplicate the day and year first above written.E


Signed in the                              LANDLORD:
presence of:


_________________________                  ____________________________
Print Name:                                Joseph P. Bennett


_________________________
Print Name:



Signed in the                              TENANT:
presence of:

_________________________                  TRIO ACQUISITION, INC.,
Print Name:                                a Delaware corporation


_________________________                  By:     ____________________
Print Name:                                Its:    _____ President

                          This instrument prepared by:

                              Yasmina Rahal, Esq.
                      Skadden, Arps, Slate, Meagher & Flom
                             333 West Wacker Drive
                            Chicago, Illinois 60606

STATE OF ___________________
COUNTY OF __________________


        Before me, a Notary Public in and for said County and State, personally appeared the above-named JOSEPH P. BENNETT, who acknowledged that he did sign the foregoing instrument on his behalf, and that the same is his free act and deed.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal on this ____ day of September, 1996.



                                          ______________________________
                                          Notary Public





STATE OF ___________________
COUNTY OF __________________


        Before me, a Notary Public in and for said County and State, personally appeared the above-named TRIO ACQUISITION, INC., by ________________________, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation, and that the same is the free act and deed of said corporation and his free act and deed individually and as such officer.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal on this ____ day of September, 1996.


                                          ______________________________
                                          Notary Public

                                   EXHIBIT A

                               Legal Description

PARCEL NO. 1


        Situated in the City of Elyria, County of Lorain and State of Ohio and further described as follows:

        Beginning at an iron pin on the Northeasterly corner of Warden Avenue and Adams Street as recorded in Volume 9, Page 27 of the Lorain County Record of Plats; thence Easterly along the Northerly line of Warden Avenue a distance of 23 feet to an iron pin which is the principal place of beginning of lands described herein; thence Northerly** a distance of 591.00 feet to an iron pin located on the old City of Elyria Corporation Line, vacated and extended in 1958; thence along the old corporation line in a Westerly direction, a distance of 365 feet to an iron pin on said line; thence*** in a Southerly direction a distance of 591.00 feet to an iron pin on the Northerly line of Warden Avenue; thence along the Northerly line of Warden Avenue a distance of 365 feet to the principal place of beginning, said parcel containing 5.380 acres of land, more or less, and is part of Original Lot 34 West of Black River and part of Garden Acres Allotment as recorded in Volume 9, Page 27 in the Lorain County Record of Plats.*

* The 5.380 Acres of land described herein includes Sublots 1 through 6 in Block 8 & the Westerly 23 feet of Sublot 1 in Block 9 of the Garden Acres Allotment as shown in Vol. 9, Page 27, Lorain County Records of Plats, & 4.22 Acres of Elyria Twp. Orig. Lot 34 West of Black River.

**       Parallel to the Easterly line of Adams Street extended Northerly.

***      Parallel to the Easterly line of premises described herein.

PARCEL NO. 2


        All of the Grantor's right, title and interest in and to a perpetual easement across, on and within the premises described below for the purpose of constructing, using, maintaining and keeping in repair a railroad siding from
B. & O. Railroad line to the above-described Parcel Number 1:

        Being a twenty-five (25) foot wide easement across lands now or formerly owned by Robert Glover, situated in part of Outlot 34 West of Black River, of the Original Elyria Township, now a part of the Northern area of the City of Elyria, bounded on the South by Warden Avenue, on the West by the Baltimore & Ohio Railroad Company's CL & W Branch line railroad, on the North by the Old Corporation Line of the City of Elyria, and on the East by property granted to Joseph P. Bennett in Deed recorded in Volume 864, Page 511 of Lorain County Deed Records.

        Beginning at a point on the center line of the side track easement in the East property line of the said railroad and measured S 14 degrees
32' 30" E three hundred thirty-two and ninety-three hundredths (332.93) feet from the intersection on the Old Corporation Line (being the North line of Robert Glover) with the East property line of the said railroad, thence the easement curves to te right with a center line radius of three hundred fifty-nine and twenty-six hundredths (359.26) feet (a 16 degree railroad calculation curve) for a distance of the five hundred thirteen and forty-three hundredths (513.43) feet to the end of the curve, said curve having a chord bearing of N 48 degrees 48' 32" for a length of four hundred seventy-two and one-tenth (472.10) feet, thence by a line tangent to the curve, parallel and twelve and five-tenths (12.5) feet South of the Old Corporation Line (Glover's North line) N 89 degrees 53' E for a distance of three hundred four and fifteen hundredths (304.15) feet to Joseph P. Bennett's and Robert Glover's property division line, above describing the center line of a twenty-five (25) foot wide easement for a railroad siding containing an area of twenty thousand four hundred forty square feet more or less.